UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported) June 23, 2005

                            Netfabric Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


                Delaware                     0-21419               76- 307819
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    (State or other jurisdiction     (Commission File Number)    (IRS Employer
          Identification No.)                                  of Incorporation)


67 Federal Road, Building A Suite 300 Brookfield, CT                06804
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   (Address of principal executive offices)                      (zip code)


       Registrant's telephone number, including area code - (203) 775-1178

                                      NONE
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          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal Officers; election of Directors;
Appointment of Principal Officers.

On June 23, 2005, the Company appointed Vasan Thatham as Vice President of Finance and Chief Financial Officer of the Company. Prior to joining the Company, from 1999 through 2005, Mr. Thatham was Vice President and Chief Financial Officer of Provo International, Inc., a company engaged in providing Internet and telecommunications services. Mr. Thatham signed the Company's standard form of employment agreement and was granted stock options to purchase 300,000 shares of common stock, which vest over four years at an exercise price of $1.40 per share.

Pursuant to the appointment of a full-time Chief financial Officer, Mr. Walter Carozza resigned as the Chief Financial Officer of the Company. Mr. Carozza was involved with the Company on a part-time basis.

On June 22, 2005, Charlotte Denenberg was appointed as a Director of the Company and resigned her position as the Company's Vice President of Engineering as of June 22, 2005. Dr. Denenberg had previously served as a Director of the Company until she was hired as her appointment as Vice President of Engineering for the Company on May 20, 2005.

On June 27, 2005, Philip Barak resigned as the Company's Vice President of Finance. Mr. Barak was involved with the Company on a part-time basis.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NETFABRIC HOLDINGS, INC.


Date:  June 29, 2005                     By: /s/Jeff Robinson
                                             --------------------------------
                                             Name: Jeff Robinson
                                             Title: Chairman and CEO